                                                                EXHIBIT 4(f)(42)


                               THIRD AMENDMENT TO
                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT

         This Third Amendment to Second Amended and Restated Security Agreement ("Third Amendment") dated as of August 30, 2002, by and between Credit Acceptance Corporation, a Michigan corporation (the "Company"), the Subsidiaries of the Company from time to time parties hereto, including the undersigned subsidiaries (collectively, with the Company, and either or any of them, the "Debtors" and individually, each a "Debtor") and Comerica Bank, a Michigan banking corporation ("Comerica"), as agent (in such capacity, the "Collateral Agent") for the benefit of the "Lenders", the "Noteholders" and the "Future Debt Holders" (each as referred to in the Security Agreement, defined below).


                                R E C I T A L S:

         A. Pursuant to the Credit Agreement, the Senior Debt Documents and the Intercreditor Agreement (each as defined in the Security Agreement), Debtors executed and delivered to the Collateral Agent that certain Second Amended and Restated Security Agreement dated as of June 11, 2001.

         B. Debtors and the Collateral Agent entered into that certain First Amendment to Second Amended and Restated Security Agreement ("First Amendment") dated as of September 7, 2001 and that certain Second Amendment to Second Amended and Restated Security Agreement ("Second Amendment") dated as of June 10, 2002, amending the Security Agreement referred to in Recital A on the terms set forth therein (such Security Agreement, as amended by the First Amendment and the Second Amendment, the "Security Agreement").

         C. Company and Debtors intend, concurrently with this Third Amendment, to consummate the Stapled Stock Restructuring.

         D. Debtors and the Collateral Agent, with the concurrence of the Banks (as defined in the Intercreditor Agreement), desire to further amend the Security Agreement as set forth below.

         NOW THEREFORE, the parties agree as follows:

         1. Section 1.1 of the Security Agreement is amended, as follows:

         (a) The following new definitions are added to Section 1.1, and inserted in appropriate alphabetical order:

         "Assignation" is defined in Section 2.1(i) of this Agreement.

         "Consent and Release" shall mean that certain consent and release letter issued by the Collateral Agent on July 3, 2002 and relating to certain Releases and Transfers (as part of the Stapled Stock Restructuring) described in such letter.

         (b) The following definitions are amended and restated in their entirety, as follows:

         "T & C Subsidiary" shall mean CAC (TCI) Ltd., a company established under the laws of the Turks & Caicos Islands.

         2. Section 2.1 of the Security Agreement is hereby amended, as follows:

         (a) Section 2.1(i) is amended to add, at the end of said Section (immediately preceding the semicolon) the following:

                  "and any monies and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for the T&C Subisidiary's partnership interest in CAC Scotland to the extent such partnership interest has been pledged and assigned, for collateral purposes, to the Collateral Agent, for and on behalf of the Benefited Parties pursuant to that certain Assignation in Security by and among the T&C Subsidiary, the Collateral Agent, CAC International Holdings, L.L.C. and CAC Scotland (as amended from time to time, the "Assignation");"

         (b) Section 2.1 is amended and restated in its entirety, as follows:

                  "(l) the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (k) and all liens, security, rights, remedies and claims of such Debtor with respect thereto, including without limitation any such Proceeds deposited from time to time in the Special Account or in any other cash collateral account maintained by a Debtor with the Collateral Agent under, or in connection with, this Agreement or any other Financing Agreement and all such Debtor's rights in each such account."

         3. Section 4.14 of the Security Agreement is hereby amended to add a new clause (c), as follows:

                  "(c) Concurrently with the effective date of the Third Amendment, the Collateral Agent shall establish, for the benefit of the Benefited Parties in the name of the Collateral Agent, a segregated non-interest bearing blocked account (the "Receiving Account") under which CAC (TCI) and the other Debtors shall have no withdrawal or other rights (whether or not a Default or Event of Default has occurred and is continuing), such account being subject to the security interest and lien established by this Agreement. All dividends, distributions and other sums paid (or payable) in respect of CAC (TCI)'s partnership interest in CAC Scotland assigned, for collateral purposes, to the Collateral Agent, for and on behalf of the Benefited Parties pursuant to the Assignation, shall be received and held by Collateral Agent for the benefit of the Benefited Parties, and thereafter promptly deposited by Collateral Agent to the Receiving Account established under this clause (c). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly transfer all such sums on deposit in the Receiving Account to another account, as specified from time to time in writing by CAC (TCI). Upon the occurrence and during the continuance of any Default or Event of Default, all such sums on deposit in the Receiving Account shall be retained in the Receiving Account for disposition in accordance with this Agreement. Furthermore, CAC (TCI) shall cause all dividends, distributions and other sums paid (or payable) in respect of its partnership interest in CAC Scotland assigned for collateral purposes, to the Collateral Agent, for and on behalf of the Benefited Parties pursuant to the Assignation, to be paid directly by CAC Scotland to the Collateral Agent in accordance with the terms of the Assignation, and shall cause any such dividends, distributions or other sums received by any other Person, including without limitation any Debtor, to be promptly delivered and paid over to the Collateral Agent for disposition according to the terms hereof.

         4. Pursuant to the Consent and Release, the First Amendment and each of the changes contained therein was rescinded and set aside so that such amendments shall have no further force and effect, provided, however, that the Security Agreement, as amended by the Second Amendment and the Third Amendment, shall otherwise remain in full force and effect according to its terms.

         5. Concurrently with the effective date of this Third Amendment:

         (a) CAC South Dakota shall be considered, and deemed to be, for all purposes of the Security Agreement, a Debtor under the Security Agreement as fully as though CAC South Dakota had executed and delivered the Security Agreement at the time originally executed and delivered by the existing Debtors, and hereby ratifies and confirms (as of the effective date of this Third Amendment) its obligations under the Security Agreement, all in accordance with the terms hereof.

         (b) Schedule A to the Security Agreement shall be deemed to be amended to add CAC South Dakota and the information pertaining thereto, as shown on Attachment 1 hereto, and Schedule B to the Security Agreement shall be amended to add a reference to CAC South Dakota and the information pertaining thereto, as shown on Attachment 1 hereto.

         (c) CAC Reinsurance shall be considered, and deemed to be, solely for purposes of the stock pledge over all of its shares of stock in the T&C Subsidiary, granted under Section 2.1(i) and (l) of the Security Agreement, a Debtor under the Security Agreement as fully as though CAC Reinsurance had executed and delivered the Security Agreement at the time originally executed and delivered by the existing Debtors, and hereby ratifies and confirms (as of the effective date of this Third Amendment), its obligations under the Security Agreement (to the extent relating thereto), all in accordance with the terms hereof.

         (d) To effectuate the pledge by the Company and CAC Reinsurance of all of the shares of capital stock of the T&C Subsidiary, the replacement Schedule D (Pledged Shares) to the Security Agreement set forth on Attachment 2 hereto, adding CAC South Dakota and the T&C Subsidiary and deleting CAC Canada, shall be deemed to replace in its entirety the existing Schedule D (Pledged Shares) to the Security Agreement, and Schedule E to the Security Agreement shall be amended to add a reference to CAC South Dakota and under such reference, the word "none".

         (e) The T&C Subsidiary shall be considered, and deemed to be, solely for purposes of the grant of a security interest and lien over all of its property described in Sections 2.1(i) and 2.1(l) of the Security Agreement and the maintenance of the Receiving Account to be established under Section 4.14(c) of the Security Agreement, a Debtor under the Security Agreement as fully as though the T&C Subsidiary had executed and delivered the Security Agreement at the time originally executed and delivered by the existing Debtors, and hereby ratifies and confirms (as of the effective date of this Third Amendment), its obligations under the Security Agreement (to the extent relating thereto), all in accordance with the terms hereof.

         (f) The Collateral Agent, for itself and for and on behalf of each of the Banks, confirms its consent to the Stapled Stock Restructuring.

         6. Debtors shall deliver to Collateral Agent, within 10 days from the date hereof, opinions of counsel in form and substance reasonably satisfactory to the Collateral Agent confirming the due authorization, execution and delivery by Debtors of this Amendment and such other matters as reasonably required by Collateral Agent.

         7. Except as expressly modified hereby, all the terms and conditions of the Security Agreement shall remain in full force and effect. Except as expressly set forth herein, nothing in this Amendment shall constitute a waiver of any term or condition of the Security Agreement or any of the rights and remedies provided to the Secured Party thereunder or as otherwise provided by law.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first written above.

                                    DEBTORS:

                                    CREDIT ACCEPTANCE CORPORATION

                                    By:  /s/ Douglas W. Busk
                                        ----------------------------------------
                                    Name:  Douglas W. Busk
                                          --------------------------------------
                                    Title: Chief Financial Officer and Treasurer
                                           -------------------------------------
                                    Address for Notices:
                                    Credit Acceptance Corporation
                                    25505 W. 12 Mile Road, Suite 3000
                                    Southfield, Michigan 48034
                                    Fax No.: 248-827-8542
                                    Telephone No.: 248-353-2700
                                    Attention: Jim Murray



                                    AUTO FUNDING AMERICA OF NEVADA INC.
                                    CREDIT ACCEPTANCE CORPORATION
                                    LIFE INSURANCE COMPANY
                                    BUYERS VEHICLE PROTECTION PLAN, INC.
                                    CAC LEASING, INC.
                                    VEHICLE REMARKETING SERVICES, INC.
                                    CREDIT ACCEPTANCE CORPORATION OF
                                    NEVADA, INC.
                                    CREDIT ACCEPTANCE CORPORATION OF
                                    SOUTH DAKOTA

                                    By:  /s/ Douglas W. Busk
                                        ----------------------------------------
                                    Name: Douglas W. Busk
                                          --------------------------------------
                                    Title: Chief Financial Officer and Treasurer
                                           -------------------------------------
                                    Address for Notices:
                                    c/o Credit Acceptance Corporation
                                    25505 W. 12 Mile Road, Suite 3000
                                    Southfield, Michigan 48034
                                    Fax No.: 248-827-8542
                                    Telephone No.: 248-353-2700
                                    Attention: Jim Murray

                                    CAC REINSURANCE LIMITED

                                    By:  /s/ Douglas W. Busk
                                        ----------------------------------------
                                    Name: Douglas W. Busk
                                          --------------------------------------
                                    Title: Chief Financial Officer and Treasurer
                                           -------------------------------------
                                    Address for Notices:
                                    c/o Credit Acceptance Corporation
                                    25505 W. 12 Mile Road, Suite 3000
                                    Southfield, Michigan 48034
                                    Fax No.: 248-827-8542
                                    Telephone No.: 248-353-2700
                                    Attention: Jim Murray


                                    CAC (TCI), LTD.

                                    By:  /s/ Douglas W. Busk
                                        ----------------------------------------
                                    Name: Douglas W. Busk
                                          --------------------------------------
                                    Title: Chief Financial Officer and Treasurer
                                           -------------------------------------
                                    Address for Notices:
                                    c/o Credit Acceptance Corporation
                                    25505 W. 12 Mile Road, Suite 3000
                                    Southfield, Michigan 48034
                                    Fax No.: 248-827-8542
                                    Telephone No.: 248-353-2700
                                    Attention: Jim Murray


                                    COLLATERAL AGENT:
                                    ----------------

                                    COMERICA BANK as Collateral Agent

                                    By: /s/ Caryn Dorfman
                                        ----------------------------------------
                                    Name: Caryn Dorfman
                                         ---------------------------------------
                                    Title: Assistant Vice President
                                           -------------------------------------
                                    Address for Notices:
                                    Metropolitan Loans D
                                    One Detroit Center, 6th Floor
                                    500 Woodward Avenue
                                    Detroit, Michigan 48226
                                    Fax No.: 313/222-3503
                                    Telephone No.:313/222-6034
                                    Attention: Scott D. Dorn

                                                                EXHIBIT 4(f)(42)


                                  ATTACHMENT 1
                           (AMENDING SCHEDULES A AND B
                                       TO
                               SECURITY AGREEMENT)


SCHEDULE A        (AMENDMENTS ONLY)








SCHEDULE B        (AMENDMENTS ONLY)

                                                                EXHIBIT 4(f)(42)


                                  ATTACHMENT 2
                  REPLACEMENT SCHEDULE D TO SECURITY AGREEMENT

                                 Pledged Shares


                                                                                  Pledged Shares as %
                                                                                  of Total Shares       Total Shares
                                                 Certificate     No. of Pledged   Issued and            Issued and
Issuer                           Owner           No.             Shares           Outstanding           Outstanding
Auto Funding America of          Company         1               1,000            100%                  1,000
Nevada, Inc.

Buyers Vehicle Protection        Company         1               1,000            100%                  1,000
Plan, Inc.

CAC Leasing, Inc.                Company         1               1,000            100%                  1,000

Vehicle Remarketing              Company         1               10               100%                  10
Services, Inc.

Credit Acceptance                Company         2               100,000          100%                  100,000
Corporation Life Insurance
Company

Credit Acceptance                Company         1               1,000            100%                  1,000
Corporation of Nevada, Inc.

Credit Acceptance                Company         1               1,000            100%                  1,000
Corporation of South
Dakota, Inc.

CAC (TCI) Limited                Company         1,2             4,500            90%                   5,000

CAC (TCI) Limited                CAC             3               500              10%                   5,000
                                 Reinsurance

The entire Non-Specified
Interest of Company in the
Titling Subsidiary,
evidenced by Certificate
No. 1 under the Titling
Subsidiary Agreements
